UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2006

CMGI, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23262	04-2921333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street

Waltham, Massachusetts 02451

(Address of Principal Executive Offices) (Zip Code)

(781) 663-5001

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 11, 2006, the Human Resources and Compensation Committee (the “Compensation Committee”) of the Board of Directors of CMGI, Inc. (“CMGI”) approved the CMGI FY 2007 Executive Management Incentive Plan (the “Bonus Plan”). The Bonus Plan is designed to recognize and reward the achievement of financial, business and management goals that are essential to the success of CMGI and its subsidiaries. The Bonus Plan relates to CMGI’s fiscal year ending July 31, 2007. The Bonus Plan covers CMGI’s executive officers, including executives of ModusLink Corporation, a subsidiary of CMGI, as determined by the Compensation Committee, and is funded based on CMGI’s consolidated financial performance, measured with respect to a targeted level of Non-GAAP Operating Income established. If this target is not met, no payments under the Bonus Plan will be made.

If the Non-GAAP Operating Income target is met, cash payments under the Bonus Plan may range, subject to the terms of the Bonus Plan, from 0-200% of an individual’s target bonus based on business and individual performance and the discretion of the Compensation Committee. Target bonuses under the Bonus Plan for participating executive officers range from 50% to 60% of base salary, other than for Joseph C. Lawler, CMGI’s Chairman, President and Chief Executive Officer, whose target bonus is 125% of base salary (as set forth in Mr. Lawler’s Employment Offer Letter dated August 23, 2004).

The Compensation Committee also established a bonus plan for the issuance of performance-based restricted shares of CMGI common stock, ranging from 50,000 to 100,000 shares, to each of CMGI’s executive officers (other than Mr. Lawler, who is not a participant in the performance-based restricted stock bonus plan). The award of restricted shares of common stock under this plan are contingent upon CMGI’s achievement of a certain level of Non-GAAP Operating Income in fiscal 2007 and would be made, if at all, on the third business day following the day CMGI publicly releases its financial results for the fiscal year ending July 31, 2007. Any awards of restricted shares under this bonus plan would vest in three equal installments, on the first, second and third anniversaries of the grant date.

The foregoing descriptions are subject to, and qualified in their entirety by, the Bonus Plan and the Summary of CMGI FY2007 Performance-Based Restricted Stock Bonus Plan filed as exhibits hereto, which exhibits are incorporated herein by reference.

In addition, the Compensation Committee approved a bonus payment of $50,000 to Mark J. Kelly, President, Americas Business Unit of ModusLink, with respect to the performance of ModusLink’s Americas Business Unit for which he served as Senior Vice President, Operations, until April 17, 2006.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The exhibits listed in the Exhibit Index immediately preceding such exhibits are filed with this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMGI, Inc.

Date: October 17, 2006	By:	/s/ Peter L. Gray
Peter L. Gray Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	CMGI FY2007 Executive Management Incentive Plan

10.2	Summary of CMGI FY2007 Performance-Based Restricted Stock Bonus Plan